As filed with the Securities and Exchange Commission on May 14, 2003

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement
Under the
Securities Act of 1933

COMPUTER NETWORK TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1356476
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6000 Nathan Lane North
Minneapolis, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

1999-NON-QUALIFIED STOCK AWARD PLAN
(Full Title of the Plan)

Gregory T. Barnum
Chief Financial Officer
Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, Minnesota 55442
(Name and Address of Agent for Service)

(763) 268-6100
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $0.01 per share (including preferred share purchase rights)	1,250,000 shares	$5.96	$7,450,000	$602.71

(1)	This Registration Statement relates to an additional 1,250,000 shares of common stock to be registered pursuant to the 1999 Non-Qualified Stock Award Plan, for which shares have previously been registered pursuant to the Registrant’s Registration Statement Numbers 333-86315, 333-38902, 333-76732 and 333-98057.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as reported on the NASDAQ National Market System on May 13, 2003.

INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1 Opinion/Consent of Leonard, Street, Deinard
EX-23.2 Consent of KPMG LLP
EX-24.1 Power of Attorney of Thomas G. Hudson
EX-24.2 Power of Attorney of Patrick W. Gross
EX-24.3 Power of Attorney of John A. Rollwagen
EX-24.4 Power of Attorney of Erwin A. Kelen
EX-24.5 Power of Attorney of Lawrence McLernon

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8

Item 3. Incorporation of Documents by Reference.

The contents of the Registrant’s Registration Statement Numbers 333-86315, 333-38902, 333-76732 and 333-98057 incorporated in this Registration Statement by reference.

Item 8. Exhibits

Exhibit	Description

5.1	Opinion of Leonard, Street and Deinard Professional Association

23.1	Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5.1).

23.2	Consent of KPMG LLP

24.1	Power of Attorney of Thomas G. Hudson

24.2	Power of Attorney of Patrick W. Gross

24.3	Power of Attorney of John A. Rollwagen

24.4	Power of Attorney of Erwin A. Kelen

24.5	Power of Attorney of Lawrence McLernon

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 14, 2003.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By: /s/ Gregory T. Barnum

Gregory T. Barnum, Chief Financial Officer

POWER OF ATTORNEY

     Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Hudson Thomas G. Hudson	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2003

/s/ Gregory T. Barnum Gregory T. Barnum	Chief Financial Officer (Principal Financial Officer)	May 14, 2003

/s/ Jeffrey A. Bertelsen Jeffrey A. Bertelsen	Corporate Controller and Treasurer (Principal Accounting Officer)	May 14, 2003

/s/ * Patrick W. Gross	Director	May 14, 2003

/s/ * John A. Rollwagen	Director	May 14, 2003

/s/ * Erwin A. Kelen	Director	May 14, 2003

/s/ * Lawrence McLernon	Director	May 14, 2003

* By /s/ Gregory T. Barnum Attorney-in-fact

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INDEX TO EXHIBITS

Exhibit		Page

5.1	Opinion of Leonard, Street and Deinard Professional Association	Electronically Filed

23.1	Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this registration statement (included in Exhibit 5.1)	Electronically Filed

23.2	Consent of KPMG LLP	Electronically Filed

24.1	Power of Attorney of Thomas G. Hudson	Electronically Filed

24.2	Power of Attorney of Patrick W. Gross	Electronically Filed

24.3	Power of Attorney of John A. Rollwagen	Electronically Filed

24.4	Power of Attorney of Erwin A. Kelen	Electronically Filed

24.5	Power of Attorney of Lawrence McLernon	Electronically Filed

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